Exhibit 10.1

MUTUAL RESCISSION AGREEMENT

This MUTUAL RESCISSION AGREEMENT (“Agreement”) is entered into as of April 1, 2020, by and between HF FOODS GROUP INC., a Delaware corporation (“HFFG”); and the HFFG Shareholders who subscribe to this Agreement, and their assigns, collectively referred to as the “Rescinding Shareholders”.

RECITALS

WHEREAS, on or about November 4, 2019, HFFG, B&R Global Holdings, Inc. (“B&R”), and the shareholders of B&R entered into a Merger Agreement wherein HFFG and B&R merged and combined their businesses, and pursuant to which the shareholders of B&R acquired shares of HFFG common stock in exchange for their shares in B&R (the “Merger Agreement”);

WHEREAS, pursuant to the terms of the Merger Agreement, the Rescinding Shareholders entered into a Tag along Agreement dated as of November 4, 2019, by the terms of which the Rescinding Shareholders agreed to certain rights and restrictions relating to their disposition of their respective shares of HFFG common stock (the “Tag Along Agreement”);

WHEREAS, the Rescinding Shareholders have requested that the Tag Along Agreement be rescinded; and

WHEREAS, HFFG desired to consent to rescission of the Tag Along Agreement pursuant to the terms of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, HFFG and the Rescinding Shareholders agree as follows:

ARTICLE I

MUTUAL RESCISSION

1.1 Authority. Each party represents and warrants that such party has the authority to enter into, execute and deliver this Agreement and any other instruments and agreements required to be executed and delivered pursuant to this Agreement and to consummate the transactions contemplated herein, and that this Agreement is a valid and binding obligation of each party, enforceable in accordance with its terms.

1.2. Rescission. The Tag Along Agreement is hereby retroactively rescinded and terminated as of November 4, 2019, is of no force or effect as if the same had never been executed and delivered, and each of the Parties to this Agreement will be restored to the position it was in immediately before the Tag Along Agreement was executed, with respect to their respective interests in HFFG common stock.

1.3 Confirmation of Other Agreements. The Merger Agreement and all agreements ancillary thereto, except for the Tag Along Agreement, shall remain in full force and effect, and are hereby ratified, approved and confirmed..

1.4 Covenant to Cooperate with Audit if Necessary. The Rescinding Shareholders hereby covenant and agree to use their best efforts to cooperate with HFFG and provide HFFG any necessary documentation and/or records and/or information to assist HFFG in any filing or disclosure matter required by the Securities and Exchange Commission, Nasdaq, or Federal/State law related to the consummation of the transactions authorized by this Agreement.

1.5 Other Filings. Each party shall mutually cooperate and file any documents deemed necessary to be filed with American Stock Transfer and Trust LLC, and/or the Delaware Secretary of State related to the consummation of the transactions authorized by this Agreement.

ARTICLE II

INDEMNIFICATION OBLIGATIONS

2.1 Indemnification by Rescinding Shareholders. In addition to any other remedies available under applicable law, Rescinding Shareholders shall indemnify, defend, and hold harmless HFFG and its officers, directors, managers, employees and consultants (collectively, the “HFFG Indemnitees”) against and in respect of any and all losses that the HFFG Indemnitees shall incur or suffer after the date of this Agreement and which arise out of the incorrectness, untruth, or breach of any warranty, representation or covenant made in this Agreement by Rescinding Shareholders.

ARTICLE III

GENERAL PROVISIONS

3.1. Survival. The representations and warranties made by the parties hereto in this Agreement, and their respective obligations to be performed under the terms hereof at, prior to or after the date of this Agreement, shall not expire with, or be terminated or extinguished by the signing and delivery of this Agreement or the consummation of the transactions authorized hereby, notwithstanding any investigation of the facts constituting the basis of the representations and warranties of any party by any other party hereto.

3.2. Further Assurances. At the request of any of the parties hereto, and without further consideration, the other parties agree to execute such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the transactions contemplated hereby.

3.3. Each Party to Bear Own Costs. Each of the parties shall pay all costs and expenses incurred or to be incurred by him or it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

3.4. Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

3.5. Entire Agreement; Waivers. This Agreement and the exhibits hereto constitute the entire agreement between the parties pertaining to the contemporaneous agreements, representations, and understandings of the parties, and this Agreement supersedes in their entirety any and all prior verbal or written agreements pertaining to the subject matter hereof, including, without limitation, any letter of intent. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

3.6. Third Parties. Except for the provisions of Section 3.12 herein, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor, except for the provisions of Section 3.12 herein, is  anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

3.7. Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

3.8. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the second day after emailing if emailed to the party to whom notice is to be given, and properly addressed as follows:

To Rescinding Shareholders

Care of Peter Zhang

19319 Arenth Avenue

City of Industry, CA 91748

To HFFG

Attn: Zhou Min Ni

Chief Executive Officer

6001 W. Market Street

Greensboro, NC 27409

Any party may change his or its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

3.9. Attorneys' Fees. In the event that any legal proceeding is brought to enforce or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees whether or not the action or proceeding proceeds to final judgment.

3.10. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of laws. To the fullest extent permitted by law, and as separately bargained-for-consideration, each party hereby knowingly and voluntarily waives and relinquishes any right to trial by jury in any action, suit, proceeding, or counterclaim of any kind arising out of or relating to this Agreement. Any lawsuits related to this Agreement shall be litigated exclusively in the State of North Carolina, Guilford County Superior Court, as HFFG’s headquarters are located in that jurisdiction.

3.11. Acknowledgement and Assent.  The parties, and each of them, acknowledge that to have been given sufficient time to consider the terms and conditions of this Agreement; and have been advised to consult with an attorney prior to signing this Agreement and has in fact consulted with counsel of his own choosing prior to executing this Agreement. The parties, and each of them, agree to have read this Agreement and understand the content herein, and freely and voluntarily assents to all of the terms herein.

3.12. Release of Scrivener.  Notwithstanding any law to the contrary, ambiguities in this Agreement or in any other document executed and delivered in connection herewith shall not be resolved against any party due to the drafting thereof by one party or the other. The parties are relying on independent counsel of their choosing to advise them regarding the rights and obligations created by this Agreement.

3.13. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Mutual Rescission Agreement effective on the day and year first indicated above.

HF FOODS GROUP INC.

ZHOU MIN NI, CEO

Dated:

RESCINDING SHAREHOLDERS

Zhou Min Ni

Dated:

IRREVOCABLE TRUST FOR RAYMOND NI

By:

      Name: Jian Ming Ni

      Title: Trustee

Dated:

IRREVOCABLE TRUST FOR AMANDA NI

By:

      Name: Jian Ming Ni

      Title: Trustee

Dated:

IRREVOCABLE TRUST FOR IVY NI

By:

      Name: Jian Ming Ni

      Title: Trustee

Dated:

IRREVOCABLE TRUST FOR TINA NI

By:

      Name: Jian Ming Ni

      Title: Trustee

Dated:

Xiao Mou Zhang

Dated:

Xiao Yong Zhang

Dated:

Hua Zhang

Dated:

Yan Zhen Zheng

Dated:

Yu Zhou Zheng

Dated:

SPOT LIGHT INVESTMENTS, LLC

By:
Name: Xiao Mou Zhang
Title: Manager

Dated:

Allen Xinbin Lin

Dated:

Guan Li Liu

Dated:

Hua Gui Liang

Dated:

Jia Jing Zheng

Dated:

JJ & J DEVELOPMENT, LLC

By：
Name:
Title:

Dated:

LINNI HOLDINGS LLC

By：
Name:
Title:

Dated:

Xiao Peng Guan

Dated: